EXHIBIT 23.1


                 CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the reference to our firm under the captions "Experts" and to the use of our report dated August 13, 1999 relating to the financial statements for the fiscal year ended March 31, 1999 on Form 10-K of MRI Medical Diagnostics, Inc. to be filed with the Securities and Exchange Commissions on or about February 3, 2000.



/s/ LUDLOW & HARRISON



February 3, 2000